Exhibit 10.1

NINTH Amendment
to
Loan and security agreement
This Ninth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 17, 2020, by and between SILICON VALLEY BANK (“Bank”) and PIXELWORKS, INC., an Oregon corporation (“Borrower”).
Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 21, 2010 (as the same may be amended, modified, supplemented and/or restated from time to time, including without limitation, by that certain Amendment No. 1 to Loan and Security Agreement dated as of December 14, 2012, that certain Amendment No. 2 Amendment to Loan and Security Agreement dated as of December 4, 2013, that certain Amendment No. 3 to Loan and Security Agreement dated as of December 18, 2015, that certain Amendment No. 4 to Loan and Security Agreement dated as of December 15, 2016, that certain Amendment No. 5 to Loan and Security Agreement dated as of July 21, 2017, that certain Amendment No. 6 to Loan and Security Agreement dated as of December 21, 2017, that certain Seventh Amendment to Loan and Security Agreement dated as of December 18, 2018, and that certain Eighth Amendment to Loan and Security Agreement dated as of December 18, 2019, collectively, the “Loan Agreement”). Capitalized terms used, but not defined herein, shall bear the meanings ascribed to such terms in the Loan Agreement.
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to revise the borrowing formula under the revolving line to include as eligible, certain accounts owing to Borrower’s subsidiary, ViXS Systems, Inc., for a limited period of time, as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1    Section 5.3 (Accounts Receivable). Section 5.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“5.3    Accounts Receivable. For any Eligible Account and any Eligible Foreign Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts and/or Eligible Foreign Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrowers Books are genuine and in all respects what they purport to be. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts or Eligible Foreign Accounts in any Borrowing Base Certificate. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts and all Eligible Foreign Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”
2.2    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, as follows:
“Borrowing Base” is (a) Two Million Five Hundred Thousand Dollars ($2,500,000), plus (b) eighty percent (80%) of Eligible Accounts, plus, without duplication, (c) beginning on the Ninth Amendment Effective Date and continuing through December 26, 2020, eighty percent (80%) of Eligible Foreign Accounts; provided that at no time shall the outstanding principal amount of Advances based on Eligible Foreign Accounts exceed the lesser of (i) twenty five percent (25%) of the aggregate amount of all outstanding Advances, or (ii) Two Million Dollars ($2,000,000), all as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
“Eligible Foreign Accounts” means Accounts that would constitute Eligible Accounts but for the fact that they are owing to ViXS instead of Borrower.
“Ninth Amendment Effective Date” is April 17, 2020.
2.3    Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.
3.    Limitation of Amendment.
3.1    This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on or prior to the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Charles Thor Name: Charles Thor Title: Managing Director	BORROWER PIXELWORKS, INC. By: /s/ Elias Nader Name: Elias Nader Title: VP & CFO

EXHIBIT C - BORROWING BASE CERTIFICATE